EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-06435, No. 333-105219, No. 333-132767, No. 333-132768 and Post-Effective Amendment No. 1 to 333-132768 on Form S-8 of our report dated November 29, 2007, relating to the consolidated financial statements of Lee Enterprises, Incorporated and subsidiaries as of September 30, 2007 and for the years ended September 30, 2007 and 2006 (before retrospective adjustments to the 2007 and 2006 consolidated financial statements (not presented herein)) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans), appearing in this annual Report on Form 10-K of Lee Enterprises, Incorporated and subsidiaries for the year ended September 28, 2008.

/S/ DELOITTE & TOUCHE LLP

Davenport, Iowa

December 29, 2008